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                                                                 EXHIBIT 99.1(b)

                     MERRILL LYNCH RETIREMENT EQUITY FUND


        The undersigned, constituting a majority of the Trustee of Merrill Lynch Retirement Equity Fund (the "Trust"), a Massaacusetts business trust, hereby certify that the Trustees of the Trust have duly adopted the following amendment, as approved by the sole shareholder of the Trust, to the Declaration of Trust, of the Trust, dated the 11th day of December 1986 (the "Declaraton").

VOTED: Article VI of the Declaration be, and it hereby is, amended in its entirety to read as follows:

                            ARTICLE VI

                         Shares of Beneficial Interest

        6.1 Beneficial Interest. The interest of the beneficiaries hereunder shall be divided into transferable shares of beneficial interest, par value $0.10 per share. The number of such shares of beneficial interest authorized hereunder is unlimited. The Trustees, in their discretion without a vote of the Shareholders, may divide the shares of beneficial interest into classes. In such event, each class shall represent interests in the Trust Property and have identical voting, dividend, liquidation and other rights and the same terms and conditions except that expenses related to the distribution of the shares of a class may be borne solely by such class (as shall be determined by the Trustees) and, as provided in Section 10.1, a class may have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class. The bearing of expenses solely by a class of Shares shall be appropriately reflected (in the manner determined by the Trustees) in the net asset value, dividends and liquidation rights of the Shares of such class. The division of the Shares into classes and the terms and conditions pursuant to which the Shares of the will be issued must be made in compliance with the 1940 Act. All Shares issued hereunder including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and nonassessable.

        6.2 Rights of Shareholders. The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein
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other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights in this Declaration specifically set forth. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights (except for rights of appraisal specified in Section l1.4).

        6.3 Trust Only. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general Partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

        6.4 Issuance of Shares. The Trustees, in their discretion, may from time to time without a vote of the Sharsholder issue shares, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount not less than par value and type of consideration, including cash or property, at such time or times, and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. In connection with any issuance of Shares, the Trustes may issue fractional Shares. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or 1/1,000ths of a Share or multiples thereof.

        6.5 Register of Shares. A register shall be kept at the Trust or a transfer agent duly appointed by the Trustees under the direction of the Trustees which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Sharaholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein provided, until he has given his address to a transfer agent or such other officer or agent of the Trustees as shall keep the said register for entry thereon. It is not contemplated that certificates will be issued for the Shares; however, the Trustees,,
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in their discretion, may authorize the issuance of share certificates and promulgate appropriate rules and regulations as to their use.

        6.6 Transfer Agent and Registrar. The Trustee shall have power to employ a transfer agent or transfer agents, and a registrar or registrars. The transfer agent or transfer agents may keep the said register and record therein the oriqinal issues and transfers, if any, of the said Shares. Any such transfer agent and registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, except as modified by the Trustees.

        6.7 Transfer of Shares. Shares shall be transferable on the records of the Trust only by the record holder thereof or by this agent thereto duly authorized in writing, upon delivery to the Trustees or a transfer agent of the Trust of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer employee or agent of the Trust shall be affected by any notice of the proposed transfer.

        Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the reqister of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or a transfer agent of the Trust, but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer or aqent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

        6.8 Notices. Any and all notices to which any Shareholder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the register of the Trust.
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        IN WITNESS WHEREOF, the undersigned, constituting a majority of the
Trustees, have signed this certificate in duplicate oriqinal counterparts and have caused a duplicate original to be lodged among the records of the Trust as required by Article XI, Section 11.3(c) of the Declaration of Trust as of the 20th day of March, 1987.

                                                /s/ Andre Perold
____________________________                    ------------------------
Arthur Zeikel                                   Andre F. Perold
279 Watchung Road                               174 Allen Avenue
Westfield, New Jersey  07090                    Waban, Massachusetts 02168


/s/ Kenneth S. Axelson                          /s/ Robert Vandell
----------------------------                    ------------------------
Kenneth S. Axelson                              Robert F. Vandell
Indian Point Farm                               Arlington Boulevard
R.R. #3                                         Box 6550
Box 307                                         Charlottesville, Virginia
Waldoboro, Maine  22906

/s/ Vincent McLean
----------------------------
Vincent R. McLean
702 Shackamaxon Drive
Westfield, New Jersey  07090